EXHIBIT 4.3

EXECUTION VERSION

ALLEGIANT TRAVEL COMPANY,
as Issuer
and
THE SUBSIDIARY GUARANTORS PARTY HERETO,
as Guarantors
__________________________
SECOND SUPPLEMENTAL INDENTURE
Dated as of December 5, 2016
__________________________
Wells Fargo Bank, National Association,
as Trustee

Second Supplemental Indenture dated as of December 5, 2016 (the “Second Supplemental Indenture”) among Allegiant Travel Company, a Nevada corporation (the “Company”), Teesnap, LLC, a Nevada limited liability company (the “Guaranteeing Subsidiary”), the Guarantors party to the Indenture (as defined below), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of June 13, 2014, between the Company and the Trustee (the “Base Indenture”) as amended by the First Supplemental Indenture dated as of June 25, 2014 (the “First Supplemental Indenture”, and together with the Base Indenture and this Second Supplemental Indenture, the “Indenture”).
WHEREAS, each of the Company and the Guarantors (as defined in the Base Indenture) has heretofore executed and delivered to the Trustee the Base Indenture and the First Supplemental Indenture, among the Company, the Guarantors, and the Trustee providing for the issuance of $300,000,000 5.50% Senior Notes due 2019 (the “Existing Notes”);
WHEREAS, pursuant to Section 2.2 and Section 9.1 of the Base Indenture and Section 3.12(a) of the First Supplemental Indenture, the Company, the Guarantors and the Trustee, as applicable, may amend or supplement the First Supplemental Indenture, the Subsidiary Guarantees or the Existing Notes without the consent of any Holder of an Existing Note to provide for the issuance of the New Notes and to add additional Guarantees;

WHEREAS, pursuant to Section 3.13 of the First Supplemental Indenture, the Company is authorized and may increase the principal amount of the Notes under this Indenture and issue such increased principal amount (or any portion thereof) as new notes (the “New Notes”) which shall form a single series with the Existing Notes;
WHEREAS, pursuant to Section 4.7 of the First Supplemental Indenture the Company has notified the Trustee that the Guaranteeing Subsidiary shall become a Guarantor and execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;
WHEREAS, the Guaranteeing Subsidiary has duly authorized the execution and delivery of this Second Supplemental Indenture to provide its Note Guarantee in accordance with Section 7 of the First Supplemental Indenture and all things necessary to make this Second Supplemental Indenture and the Indenture a valid and binding agreement of the Guaranteeing Subsidiary, in accordance with the terms thereof, have been done;
WHEREAS, the Company has provided to the Trustee such documents as are required to be provided to it under Section 4.7 of the First Supplemental Indenture and Section 2.3, 9.7, and 10.4 of the Base Indenture, has requested the Trustee to join with it and the Guaranteeing Subsidiary in the execution and delivery of this Second Supplemental Indenture, and pursuant to Section 3.12(a) of the First Supplemental Indenture, the Company, the Guaranteeing Subsidiary, the Guarantors and the Trustee are authorized to execute and deliver this Second Supplemental Indenture.
WHEREAS, all other actions necessary to make this Second Supplemental Indenture a legal, valid and binding agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a supplement to, the Base Indenture and First Supplemental Indenture, have been performed;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.New Notes. The following terms relating to the New Notes are hereby authorized and established:

a.	The aggregate principal amount of the New Notes that shall be issued, authenticated and delivered under this Second Supplemental Indenture shall be $150,000,000.

b.
The New Notes shall be issued on December 5, 2016 (the “New Notes Issue Date”) at an issue price of 101.50% of the aggregate principal amount of the New Notes, plus accrued interest from July 15, 2016 to the New Notes Issue Date. The date from which interest shall accrue on the New Notes shall be July 15, 2016.

c.
The New Notes shall have the other terms set forth in the form of global note attached as Exhibit A to the First Supplemental Indenture and shall be issued as one Global Note in the form attached as Exhibit A to this Second Supplemental Indenture.

d.
The New Notes and guarantee issued pursuant to this Second Supplemental Indenture are issued pursuant to Section 3.13 of the First Supplemental Indenture, Section 9. 1 of the Base Indenture and Section 3.12(a) of the First Supplemental Indenture and shall be consolidated with and form a single series with the Existing Notes previously established pursuant to the First Supplemental Indenture.

3.Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under this Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Section 7 of the First Supplemental Indenture.

4.Authentication of New Notes. The Trustee shall, pursuant to an authentication order and delivery to the Trustee such documents as are required to be provided to it under Section 2.3, 9.7, and 10.4 of the Base Indenture, authenticate the New Notes.

5.Existing Indenture in Full Force and Effect. Except as expressly provided herein, all of the terms, provisions and conditions of the Existing Indenture and the Notes shall remain in full force and effect.

6.Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    Headings. The headings of the Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
7.    The Trustee. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture, the New Notes, the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Guarantors and the Guaranteeing Subsidiary. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee shall not be accountable for the use or application by the Company of the New Notes or the proceeds thereof. The Company hereby confirms to the Trustee that this Second Supplemental Indenture has not resulted in a material modification of the Existing Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

ALLEGIANT TRAVEL COMPANY

By:	/s/ Scott Sheldon Scott Sheldon, Chief Financial Officer
ALLEGIANT AIR, LLC

By:	/s/ Scott Sheldon Scott Sheldon, Chief Financial Officer
ALLEGIANT VACATIONS, LLC

By:	/s/ Scott Sheldon Scott Sheldon, Chief Financial Officer
SUNRISE ASSET MANAGEMENT, LLC

By:	/s/ Scott Sheldon Scott Sheldon, Chief Financial Officer
AFH, INC.

By:	/s/ Scott Sheldon Scott Sheldon, President
ALLEGIANT INFORMATION SYSTEMS,
INC.

By:	/s/ Maurice J. Gallagher, Jr. Maurice J. Gallagher, Jr., President
G4 PROPERTIES, LLC

By:	/s/ Maurice J. Gallagher, Jr. Maurice J. Gallagher, Jr., CEO of Allegiant Travel Company, Sole Member

MR BRIGHTSIDE, LLC

By:	/s/ Scott Sheldon Scott Sheldon, Chief Financial Officer
TEESNAP, LLC, as Guaranteeing Subsidiary

By:	/s/ Scott Sheldon Scott Sheldon, Chief Financial Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes Maddy Hughes, Vice President

FORM OF NOTE
EXHIBIT A
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY]1
[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

1    To be inserted in each Global Note.
2    To be inserted in each Global Note registered in the name of DTC or its nominee.

CUSIP No.: 01748X AA0
ISIN No.: US01748XAA00
ALLEGIANT TRAVEL COMPANY
5.50% SENIOR NOTES DUE 2019
No. 2
ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the “Company,” which term includes any successor entity), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of $________ Dollars, or such other principal sum as shall be set forth in the Schedule of Increases and Decreases attached hereto on July 15, 2019.
Interest Payment Dates: January 15 and July 15, beginning on January 15, 2017.
Record Dates: January 1 and July 1.
Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.
IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.
ALLEGIANT TRAVEL COMPANY

By:	____________________________________ Name: Title:
Certificate of Authentication
This is one of the 5.50% Senior Notes due 2019 referred to in the within-mentioned Indenture.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	____________________________________ Authorized Signatory
Dated: December __, 2016

(REVERSE OF SECURITY)
5.50% SENIOR NOTES DUE 2019
(1)Interest. Allegiant Travel Company, a Nevada corporation (the “Company”), shall pay interest on the outstanding principal amount of this Note at a rate per annum of 5.50% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on January 15, 2017, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. Interest shall accrue on this Note from the most recent date to which interest on this Note has been paid or for which interest has been provided or, if no interest has been paid or provided for hereon, from July 15, 2016.
(2)    Terms of Payment. Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose under the Indenture (as such term is defined below); provided, however, that each installment of interest on any Note may be paid at the Company’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register. Payments of principal (and premium, if any) of a Note shall be made against surrender of such Note at the office or agency of the Company maintained for such purpose pursuant to the Indenture at the Company’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes. All amounts payable by the Company with respect to the Notes shall be in U.S. dollars.
(3)    Registrar and Paying Agent. Initially, Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes. The Company may remove any Paying Agent or Registrar without notice to the Holders.
(4)    Indenture. The Company issued the Notes under the Indenture dated as of June 13, 2014 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of June 25, 2014 (the “First Supplemental Indenture”), as further supplemented by the Second Supplemental Indenture, dated as of December 5, 2016 (the “Second Supplemental Indenture”), among the Company, the Guarantors, and the Trustee (the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”). This Note is one of a duly authorized series of Notes of the Company designated as its 5.50% Senior Notes due 2019. The Notes are limited in aggregate principal amount to $450,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent any provision of the Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA or with the Indenture directly, the required TIA provision or Indenture provision, as applicable, shall control. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.
(5)    Optional Redemption; Change of Control Repurchase.
(a)The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, pursuant to the terms of the Indenture at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to (but not including) such redemption date.

(b)    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to a Change of Control Offer at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase.
(6)    Denominations; Transfer; Exchange. The Notes shall be issuable in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate the Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Company may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note). Neither the Company nor the Registrar shall be required (a) to register the transfer of, or exchange of any Notes for the period beginning at the opening of business fifteen days immediately preceding the sending of a notice of redemption of any Notes selected for redemption and ending at the close of business on the day of such sending or (b) to register the transfer of or exchange of any Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.
(7)    Persons Deemed Owners. The Person in whose name a Note is registered shall be treated as the owner of it for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Note and for all other purposes whatsoever.
(8)    Unclaimed Money. Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust. Thereafter, the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.
(9)    Satisfaction and Discharge Prior to Redemption or Stated Maturity. Subject to certain conditions, the Company may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee as trust funds in cash or non‑callable Government Securities, or a combination thereof, in an amount sufficient to pay the principal of, and premium if any, and interest on the Notes to redemption or Stated Maturity.
(10)    Amendment; Supplement; Waiver. Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.
(11)    Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default described in clause (5) or (6) of the definition of “Event of Default” in Section 5(a) of the First Supplemental Indenture), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding, by written notice to the Company (and to the Trustee, if such notice is given by the Holders), may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default described in clause (5) or (6) of the definition of “Event of Default” in Section 5(a) of the First Supplemental Indenture occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to exercise any of its rights or powers under the Indenture at the direction of Holders unless the Holders have offered security or indemnity satisfactory to the Trustee. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, or premium if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if a committee of the Trustee’s Trust Officers in good faith determines that withholding notice is in the interest of the Holders.
(12)    Trustee Dealings With Company. Subject to certain limitations provided in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
(13)    No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company or of any Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, any Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.
(14)    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(15)    Governing Law. The Indenture and the Notes, including any claim or controversy arising out of or relating to the Indenture or the Notes, shall be governed by the laws of the State of New York, without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law.
(16)    Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders. Reliance may be placed only on the other elements of identification printed on the Notes, and any such Notes shall not be affected by any defect or omission of such CUSIP numbers.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following increases or decreases to this Global Note have been made:

Date	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian

ASSIGNMENT FORM
If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:
_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________________	Signed: ___________________________________
(Sign exactly as name appears on the other side of this Note)

Signature
Guarantee*:___________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.1 of the First Supplemental Indenture, check the box below:
[ ] Section 4.1
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.1 of the First Supplemental Indenture, state the amount you elect to have purchased:
$_______________
Date: ____________________

Your Signature:	_________________________________ (Sign exactly as your name appears on the face of this Note)
Tax Identification No.: ____________________________
Signature Guarantee*: ___________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).